SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                February 17, 2010
                               ------------------
                                (Date of Report)

                           ALANCO TECHNOLOGIES, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)


                                    0-9437
                                   ---------
                             (Commission File No.)

                    ARIZONA                        86-0220694
         ---------------------------     ---------------------------------
        (State of other jurisdiction(    (IRS Employer Identification No.)



             15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
             -------------------------------------------------------
            (Address of Principal Executive Office)       (Zip Code)


                                 (480) 607-1010
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously safisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders
Item 5.03  Amendments to Articles of Incorporation or Bylaws;
           Change in Fiscal Year.

On February 16, 2010, Alanco Technologies, Inc., an Arizona corporation (the "Company"), completed an Agreement with shareholders holding the Company's Series D Preferred Stock, whereby the Series D Preferred shareholders agreed to amend the Powers, Preferences, Rights and Limitations of the Series of the Preferred Stock of Alanco Technologies, Inc. designated Series D Convertible Preferred Stock effective December 31, 2009. The material modifications in the Agreement were to reduce the quarterly dividend from 15% to 5% and to provide a conversion feature whereby the Series D Preferred Stock could be converted into Class A Common Stock of the Company at the conversion rate of $.50 per share.

Item 9.01

     Exhibit 99.1 Amended Powers, Preferences, Rights and Limitations of the Series of the Preferred Stock of Alanco
                   Technologies, Inc. Designated Series D Convertible Preferred Stock

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010                 ALANCO TECHNOLOGIES, INC.

                                        By: /s/John A Carlson
                                            -----------------------
                                            Chief Financial Officer